Exhibit 99.2
DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$155,149	$1,059,349
Accounts receivable (net of allowance of $1,512,405 at September 30, 2008 and $2,719,967 at December 31, 2007)	76,567,843	67,626,276
Inventories	13,678,896	11,400,938
Prepaid expenses and other	4,591,254	1,256,713

Total current assets	94,993,142	81,343,276
Property and equipment, net	200,844,930	199,699,268
Other assets	1,357,422	2,576,493
Trade names, net	1,237,753	1,300,685
Patents, net	263,949	278,880
Non-compete agreement, net	87,500	143,750
Customer relationships, net	29,021,400	33,620,257
Goodwill	51,243,083	51,243,083

	$379,049,179	$370,205,692

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$17,450,315	$15,334,728
Accrued and other current liabilities	20,208,515	17,796,571
Deferred income tax liabilities	215,746	171,405
Lines of credit	—	111,068,914
Current portion of capital lease obligations	1,303,465	1,324,283

Total current liabilities	39,178,041	145,695,901
Deferred income tax liabilities	2,504,359	2,913,024
Capital lease obligations, net of current maturities	6,183,579	7,171,754
Lines of credit	97,000,000	—
Asset retirement obligations	205,982	178,143

Total liabilities	145,071,961	155,958,822
Minority interests in variable interest entities	13,576,015	8,892,072
COMMITMENTS AND CONTINGENCIES (NOTES C, E, F and G)
EQUITY	220,401,203	205,354,798

	$379,049,179	$370,205,692

The accompanying notes are an integral part of these financial statements.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2008	2007
	(unaudited)

Revenue
Drilling technology services and applications	$76,387,665	$57,562,838
Stimulation and pumping services	129,371,672	86,294,443
Fluid logistics and well-site services	56,714,824	57,889,899
Completion and production services	16,033,185	13,384,922

Total revenue	278,507,346	215,132,102
Costs and expenses
Cost of revenues, exclusive of depreciation, amortization and accretion
Drilling technology services and applications	46,584,075	41,310,868
Stimulation and pumping services	94,842,861	54,641,060
Fluid logistics and well-site services	40,189,424	41,959,329
Completion and production services	10,328,997	8,973,977
Selling, general and administrative	25,188,032	24,885,308
Research and development	2,530,635	—
Depreciation, amortization and accretion	35,002,432	28,966,632

Total costs and expenses	254,666,456	200,737,174

Operating income	23,840,890	14,394,928
Other income (expense)
Interest income	27,021	189,236
Other income (expense)	(1,693,051)	(26,423)
(Loss) gain on sale or disposition of assets	(285,947)	16,193
Interest expense	(5,546,803)	(7,180,749)

	(7,498,780)	(7,001,743)

Income before income taxes and minority interest	16,342,110	7,393,185
Provision for income taxes	1,139,820	154,129

Income before minority interest	15,202,290	7,239,056
Income attributable to minority interests in variable interest entities	155,885	420,317

Net income	$15,046,405	$6,818,739

The accompanying notes are an integral part of these financial statements.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF EQUITY
For the nine months ended September 30, 2008

(unaudited)

Balance at January 1, 2008	$205,354,798
Net income	15,046,405

Balance at September 30, 2008	$220,401,203

The accompanying notes are an integral part of this financial statement.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2008	2007
	(unaudited)

Increase (decrease) in Cash and Cash Equivalents
Cash flows from operating activities
Net income	$15,046,405	$6,818,739
Adjustments to reconcile net income to net cash provided by operating activities:
Income attributable to minority interest in variable interest entities	155,885	420,317
Depreciation, amortization and accretion	35,002,432	28,966,632
Deferred income tax benefit	(364,324)	(837,191)
Accretion of discount on obligations under business purchase agreements	—	115,043
Loss (gain) on sale or disposal of assets	285,947	(16,193)
Gain on sales of equipment involuntarily damaged or lost down-hole	(687,650)	(1,234,139)
Write-off of obsolete equipment	270,055	659,960
Write-off of deferred offering cost	2,056,567	—
Amortization of debt issuance costs	399,532	—
Write-off of debt issuance costs	143,522	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(8,941,567)	(29,514,643)
Inventories	(2,277,958)	(5,806,765)
Prepaid expenses and other	(3,334,541)	(675,953)
Other assets	(21,199)	(869,158)
Accounts payable and accrued and other current liabilities	2,352,948	8,537,860

Net cash provided by operating activities	40,086,054	6,564,509
Cash flows from investing activities
Proceeds from sales of equipment involuntarily damaged or lost down-hole	1,293,397	2,718,498
Proceeds from asset disposals	695,756	197,000
Additions to property and equipment	(31,070,207)	(77,550,613)
Amounts paid for prior business acquisitions	—	(3,438,171)
Businesses acquired, net of cash acquired	—	(22,902,582)

Net cash used in investing activities	(29,081,054)	(100,975,868)
Cash flows from financing activities
Loan fees	(1,359,351)	(338,599)
Payments on capital lease obligations	(1,008,993)	(612,344)
Advances on lines of credit	26,165,620	79,664,131
Payments on lines of credit	(40,234,534)	(13,495,217)
Payments on notes payable	—	(113,562)
Capital contributions	—	24,686,750
Capital contributed by minority interest in variable interest entities	4,528,058	1,056,241

Net cash (used in) provided by financing activities	(11,909,200)	90,847,400

Net decrease in cash and cash equivalents	(904,200)	(3,563,959)
Cash and cash equivalents at beginning of period	1,059,349	7,194,972

Cash and cash equivalents at end of period	$155,149	$3,631,013

Cash paid for interest	$6,010,987	$6,349,583

Cash paid for taxes	$1,415,158	$2,941,328

Supplemental schedule of non-cash investing and financing activities:
In conjunction with the acquisitions, for the nine months ended September 30, 2007 liabilities were assumed as follows:
Fair value of assets acquired		$23,850,156
Cash paid		(22,902,582)
Purchase price payable at acquisition date		(500,000)

Liabilities assumed		$447,574

Asset retirement costs and related liabilities of $83,000 were recorded during the nine months ended September 30, 2007.

The Company entered into capital leases of $5,994,580 during the nine months ended September 30, 2007.

The accompanying notes are an integral part of these financial statements.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE A —	NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

The accompanying financial statements are the financial statements of Diamondback Holdings, LLC (“Holdings,” “the Company” or “Diamondback”); its direct and indirect subsidiaries and certain variable interest entities described below. Certain subsidiaries have merged with other subsidiaries or changed names in 2007. These financial statements are referred to as the Financial Statements of Diamondback Energy Services and Subsidiaries. As of September 30, 2008, Holdings subsidiaries included Diamondback Pumping GP LLC; Diamondback Pioneer LLC; Diamondback-Well Services LLC; Diamondback — Quantum LLC; Diamondback — Total Services LLC; Diamondback — Cementing Services LLC; Diamondback Pumping Services LLC; Packers & Service Tools, Inc.; Diamondback — PST LLC; Diamondback — Total Pumping GP LLC; Diamondback — Total Texas LLC; Diamondback — Disposal Texas LLC; Sooner Trucking & Oilfield Services, Inc.; Diamondback — Disposal LLC; Diamondback — Torch LLC; Diamondback — Total Oklahoma LLC; Diamondback — TD West LLC; Diamondback — Completions LLC; Diamondback — Directional Drilling LLC; and Diamondback — Downhole Technologies LLC. Diamondback — Directional Drilling LLC was acquired on August 14, 2007 and is included in the results of operations since that date. The assets and intellectual property of Diamondback — Downhole Technologies LLC were acquired on November 1, 2007 and have been used in the research and development of a new rotary steerable technology.

The Company is a diversified oilfield service company focused on providing technology-driven solutions to maximize the recovery and present value of oil and natural gas streams. The Company operates in four reportable business segments: (i) drilling technology services and applications; (ii) stimulation and pumping services; (iii) fluid logistics and well-site services; and (iv) completion and production services. The Company’s business is focused in both proven oil and natural gas basins and emerging high-growth resource plays in Texas, Oklahoma, Louisiana, Arkansas, Appalachia and the Rocky Mountains. The majority of the Company’s operations are located in the Barnett Shale in North Texas and the Anadarko Basin, the Woodford Shale and other basins across Oklahoma.

A summary of certain significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

This interim financial information should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2007.

2.	Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance, and repairs, which do not improve or extend the life of such assets, are charged to operations as incurred. Disposals are removed at cost, less accumulated depreciation, and any resulting gain or loss is reflected in operations. Proceeds from customers for rental equipment that is involuntarily damaged or lost down-hole are reflected in drilling technology services and applications revenues, with the carrying value of the related rental equipment charged to cost of drilling technology services and applications revenues.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Proceeds from sales of involuntarily damaged or lost down-hole equipment are reported as cash inflows from investing activities in the consolidated statements of cash flows. For the nine months ended September 30, 2008 and September 30, 2007, proceeds from sales of equipment involuntarily damaged or lost down-hole were $1,293,397 and $2,718,498, respectively, and the gain on sales of equipment involuntarily damaged or lost down-hole was $687,650 and $1,234,139, respectively.

Depreciation is calculated using the straight-line method over the estimated useful lives of the depreciable assets.

3.	Intangible Assets

The table below provides a summary of Diamondback’s intangible assets as of September 30, 2008.

	Gross
	Carrying	Accumulated
	Amount	Amortization

Amortized intangible assets
Non-compete agreement	$300,000	$(212,500)
Trade names	1,364,400	(126,647)
Customer relationships	44,864,241	(15,842,841)
Patents	282,198	(18,249)

Balance at September 30, 2008	$46,810,839	$(16,200,237)

Amortization expense on intangible assets for the nine months ended September 30, 2008 and September 30, 2007 was $4,732,970 and $5,472,900, respectively.

The table below provides a roll forward of Diamondback’s intangible assets for the nine months ended September 30, 2008.

			Non-Compete	Customer
	Patents	Trade Names	Agreement	Relationships

Balance at December 31, 2007	$282,198	$1,364,400	$300,000	$44,864,241
Acquired during the period	—	—	—	—

Balance at September 30, 2008	$282,198	$1,364,400	$300,000	$44,864,241

Estimated amortization expense for periods subsequent to September 30, 2008 is as follows:

Remaining in 2008	$1,577,666
2009	5,294,409
2010	4,216,996
2011	3,419,795
2012	2,785,565
Remaining	13,316,171

Total	$30,610,602

4.	Goodwill

Goodwill is tested for impairment annually during the fourth quarter or more frequently if events or changes in circumstances indicate that goodwill might be impaired. The impairment test is a two-step process. First, the fair value of each reporting unit is compared to its carrying value to determine whether an indication of impairment exists. If impairment is indicated, then the implied value of the reporting unit’s goodwill is determined by allocating

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

the unit’s fair value to its assets and liabilities as if the reporting unit had been acquired in a business combination. The amount of impairment for goodwill is measured as the excess of its carrying value over its implied value. As of September 30, 2008, no events or circumstances have occurred which indicate that goodwill might be impaired.

The table below provides a roll forward of Diamondback’s goodwill, by reportable segment, for the nine months ended September 30, 2008.

	Drilling		Fluid
	Technology	Stimulation	Logistics	Completion
	Services	and	and	and
	and	Pumping	Well-Site	Production
	Applications	Services	Services	Services	Total

Balance at December 31, 2007	$16,222,481	$7,404,192	$25,442,139	$2,174,271	$51,243,083
Goodwill acquired during the period	—	—	—	—	—

Balance at September 30, 2008	$16,222,481	$7,404,192	$25,442,139	$2,174,271	$51,243,083

5.	Income Taxes

Holdings is a limited liability company that is treated as a pass-through entity for federal income tax purposes. In addition, with the exception of the wholly-owned subsidiaries Sooner Trucking & Oilfield Services, Inc. (“Sooner”) and Packers & Service Tools, Inc. (“Packers”), all of Diamondback’s wholly owned subsidiaries are treated as pass-through entities for federal income tax purposes. As pass-through entities, income taxes on net earnings are payable by the members or partners and are not reflected in the financial statements. For Sooner and Packers, Diamondback provides for income taxes based upon Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Certain operations of the Company are also subject to the Texas Margin Tax and Michigan Business Tax and the Company accounts for these taxes based upon the provisions of SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in the period that includes the statutory enactment date. A valuation allowance for deferred tax assets is recognized when it is more likely than not that the benefit of deferred tax assets will not be realized.

The provisions of FASB Interpretation No. 48 entitled “Accounting for Uncertainty in Income Taxes — an interpretation of FASB No. 109,” referred to as “FIN 48,” were adopted as of January 1, 2007. FIN 48 clarifies the accounting for uncertain tax positions that may have been taken by an entity. Specifically, FIN 48 prescribes a more-likely-than-not recognition threshold to measure a tax position taken or expected to be taken in a tax return through a two-step process: (1) determining whether it is more likely than not that tax position will be sustained upon examination by taxing authorities, after all appeals, based upon the technical merits of the position; and (2) measuring to determine the amount of benefit/expense to recognize in the financial statements, assuming taxing authorities have all relevant information concerning the issue. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. This pronouncement also specifies how to present a liability for unrecognized tax benefits in a classified balance sheet, but does not change the classification requirement of deferred taxes. Under FIN 48, if a tax position previously failed the more-likely-than-not recognition threshold, it should be recognized in the first subsequent financial reporting period in which the threshold is met. Similarly, a position that no longer meets this recognition threshold should no longer be recognized in the first financial reporting period that the threshold is no longer met. The adoption of FIN 48 did not have any impact on the Company’s total liabilities or stockholders’ equity. The Company’s balance sheets at

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

December 31, 2007 and September 30, 2008 do not include any liabilities associated with uncertain tax positions; further the Company has no unrecognized tax benefits that if recognized would change the effective tax rate.

The Company’s accounting policy relating to income tax penalties and interest assessments is to accrue for these costs and record a charge to selling, general and administrative expense for tax penalties and a charge to interest expense for interest assessments during the period that we take an uncertain tax position through resolution with the tax authorities or the expiration of the applicable statute of limitations.

6.	Asset Retirement Obligations

Diamondback has an obligation to plug and abandon its disposal wells at the end of their operations. Diamondback records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of the assets and capitalizes an equal amount as a cost of the assets, depreciating it over the life of the assets. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted to reflect the passage of time, changes in the estimated future cash flows underlying the obligation, acquisition or construction of assets, and settlements of obligations.

The following table reflects the changes in the liability for the nine months ended September 30, 2008:

Beginning balance	$192,901
Accretion expense	13,081
Obligations incurred	—

Ending balance	$205,982

7.	Concentrations of Credit Risk

Financial instruments, which potentially subject Diamondback to concentrations of credit risk consist of cash and cash equivalents in excess of federally insured limits and trade receivables. The cash and cash equivalents positions are held in financial institutions with high credit ratings. Diamondback’s accounts receivables have a concentration in the oil and natural gas industry and the customer base consists primarily of small to large independent oil and natural gas producers. While Diamondback believes its recorded receivables will be collected, in the event of default, it would follow normal collection procedures. The following table summarizes the customers that represented 10% or more of consolidated accounts receivable as of September 30, 2008 and December 31, 2007.

	2008	2007

Customer A	21%	27%
Customer B	14%	15%

The following table summarizes the customers that represented 10% or more of consolidated revenues for the nine months ended September 30, 2008 and 2007.

	2008	2007

Customer A	25%	30%
Customer B	18%	13%

During 2008 and 2007, revenues from Customers A and B were generated in each of the four reporting segments.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

8.	Variable Interest Entities

During the fourth quarter of 2006, Diamondback entered into lease agreements for certain land and property with Caliber Wyoming Properties, LLC and Caliber Texas Properties, L.P. (See Note G). Caliber Wyoming Properties, LLC and Caliber Texas Properties, L.P. are entities controlled by Wexford Capital LLC (“Wexford”). Wexford is Diamondback’s managing member. In accordance with Financial Accounting Standards Board Interpretation No. 46R (“FIN 46R”), Diamondback determined that Caliber Wyoming Properties, LLC and Caliber Texas Properties, L.P. are variable interest entities in which it is the primary beneficiary. As such, both entities are consolidated. Diamondback does not have legal control over Caliber Wyoming Properties, LLC or Caliber Texas Properties, L.P. and the liabilities of the two entities do not represent additional claims on the Company’s assets; rather they represent claims against the specific assets of the two entities. Likewise, the assets of Caliber Wyoming Properties, LLC and Caliber Texas Properties, L.P. do not represent additional assets available to satisfy claims against the Company’s assets. At September 30, 2008 and December 31, 2007, the two entities’ assets were approximately $13,864,000 and $9,122,000, respectively, and liabilities were approximately $288,000 and $230,000, respectively.

9.	Deferred Offering Costs

Since inception, the Company has been pursuing an Intial Public Offering (the IPO) and has capitalized and deferred certain direct costs related to third party legal, printing, accounting, and filing services. As of June 30, 2008, the Company no longer considered the IPO to be an event likely to occur in the near term, and wrote off these costs in the amount of approximately $2,057,000. This expense was reported as a component of Other income (expense) in the accompanying September 30, 2008 statement of operations.

10.	Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (SFAS 141). This statement replaces SFAS 141 to establish accounting and reporting standards for business combinations in the first annual reporting period beginning after December 15, 2008. Early adoption of this statement is prohibited. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. The Company is currently evaluating the impact of adopting this Statement.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements but would apply to asset and liabilities that are required to be recorded at fair value under other accounting standards. This standard was adopted for financial assets and liabilities as of January 1, 2008 and will be adopted for non-financial assets and liabilities January 1, 2009. The adoption of this standard did not have any impact on the fair value of any of our financial assets or liabilities.

In December 2007, the FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51”. Statement 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. Statement 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. Statement 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact of adopting this Statement.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, “Determination of the Useful Life of Intangible Assets” (FSP No. FAS 142-3). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141 and other U.S. generally accepted accounting principles. FSP No. FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of adopting this Statement.

NOTE B —	DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

The components of inventories are as follows:

	September 30,	December 31,
	2008	2007

Cement, chemicals and sand	$4,866,890	$3,003,637
Repair parts and other	3,060,508	2,484,554
Purchased goods available for sale	5,751,498	5,912,747

	$13,678,896	$11,400,938

Net property and equipment consists of the following:

	September 30,	December 31,
	2008	2007

Office equipment, furniture, and fixtures	$3,979,033	$3,430,075
Vehicles, trailers, and tanks	50,027,580	49,053,783
Other machinery and equipment	13,684,954	11,593,822
Pressure pumping equipment	111,895,432	107,878,631
Well-site construction equipment	3,503,979	3,370,341
Rental equipment	2,934,221	1,869,592
Directional drilling equipment	40,872,664	31,061,690
Disposal wells and related equipment	13,487,692	13,430,203
Buildings and improvements	15,695,070	15,229,898
Aircraft	—	650,000

	256,080,625	237,568,035
Less accumulated depreciation	(73,417,286)	(45,062,475)

	182,663,339	192,505,560
Deposits for equipment on order	170,855	3,727,143
Equipment and facilities not placed in service	16,369,972	2,656,981
Land	1,640,764	809,584

	$200,844,930	$199,699,268

Equipment not placed in service represents purchased equipment that is being outfitted for its intended use. This equipment is not depreciated until it has been placed in service.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Depreciation expense charged to operations totaled $30,256,381 and $23,006,522 for the nine months ended September 30, 2008 and September 30, 2007, respectively.

Accrued and other current liabilities consisted of the following:

	September 30,	December 31,
	2008	2007

Compensation, benefits, and related taxes	$10,286,520	$7,220,023
Unprocessed accounts payable and accrued purchases	5,663,334	7,666,820
Sales tax	—	414,415
Deposit on pending sale of real property	87,848	86,106
Income taxes	362,369	91,545
Property taxes	1,248,845	92,230
Other taxes payable	172,893	371,722
Interest	374,237	838,421
Insurance	2,012,469	718,531
Current portion of asset retirement obligations	—	14,758
Customer prepayment	—	282,000

	$20,208,515	$17,796,571

NOTE C —	LINES OF CREDIT

Diamondback entered into a revolving credit agreement with Fortis Capital Corp. on August 30, 2006 providing for a $50.0 million facility. The facility was expanded thereafter to $105.0 million. As of December 31, 2007, approximately $86.1 million was outstanding under this facility. In June 2008, the credit agreement was retired with the proceeds from the Wells Fargo line of credit described below. Interest on borrowings under this credit facility accrued at the borrower’s election at a reference rate equal to LIBOR plus 2.75% per annum or prime plus 1.75% per annum. This senior facility was collateralized by substantially all of the assets of the Company. Outstanding letters of credit at December 31, 2007 under the Fortis Capital facility were $4,485,000.

Diamondback entered into a revolving credit agreement with Wells Fargo Bank on June 3, 2008 providing for a $145.0 million facility. Interest on the borrowings under the credit facility accrues at a rate in a range from LIBOR plus 1.75% to 2.75% per annum depending on the Company’s total debt leverage ratio. This facility is collateralized by substantially all of the assets of the Company. The revolving credit agreement contains customary affirmative, negative and financial covenants in which the Company believes to be in compliance with as of September 30, 2008. As of September 30, 2008, the interest on the borrowings was at a rate equal to LIBOR plus 2.25% (4.78%) and approximately $97.0 million was outstanding. At September 30, 2008, approximately $41.5 million was available under the line of credit. Borrowings under the facility are limited by a borrowing base defined in the agreement and outstanding letters of credit which were $6,536,000 as of September 30, 2008. Subsequent to September 30, 2008 and in conjunction with the sale of the assets and operations of the Pumping, Fluid Logistics, and Completion and Production segments, the $145.0 million facility was retired and replaced by a $35.0 million facility. See Note J.

The Company had a promissory note with Kappa Investors LLC, an entity controlled by Wexford, under the terms of a subordinated unsecured credit facility. During June 2008, the credit facility was extended 3 more years to a maturity date of June 2, 2011. On July 14, 2008, the loan with Kappa Investors LLC was paid in full. Funding for the pay off was facilitated through the new Wells Fargo revolver. The credit facility provided for $25.0 million of borrowings, of which $25.0 million was outstanding at December 31, 2007. Interest on the borrowings under the credit facility accrued at LIBOR plus 4% per annum. For the nine months ended September 30, 2008 and 2007, Diamondback incurred interest expense on this facility of $728,000 and $1,570,000, respectively.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

NOTE D —	CAPITAL LEASES

The Company leases certain buildings, land and equipment under capital leases that extend through 2026. The carrying value of assets held under capital leases was $9,167,163 at September 30, 2008 with associated accumulated depreciation of $2,595,307.

Future minimum lease payments under capital leases as of September 30, 2008 are:

2008 (remaining)	$466,028
2009	1,857,076
2010	2,359,379
2011	663,713
2012	379,928
Thereafter	5,275,962

Total minimum payments	11,002,086
Less amounts representing interest	3,515,042

Total obligations under capital leases	7,487,044
Less current portion	1,303,465

Long-term portion	$6,183,579

NOTE E —	OPERATING LEASES

Diamondback has committed to various facility and equipment leases. Lease terms vary from one year to 20 years. Future minimum lease payments for these leases are as follows as of September 30, 2008:

2008 (remaining)	$805,927
2009	3,023,078
2010	2,271,913
2011	1,545,704
2012	1,331,037
Thereafter	13,803,687

$22,781,346

Rent expense for all operating leases, including those with initial terms of less than one year, for the nine months ended September 30, 2008 and 2007 was $8,914,698 and $9,816,076, respectively.

Certain of the Company’s operating leases have renewal and purchase options.

NOTE F —	COMMITMENTS AND CONTINGENCIES

At September 30, 2008, the Company had approximately $6.5 million in letters of credit outstanding, primarily related to deductibles for workers compensation insurance.

The Company partially-insures its workers’ compensation claims, which include medical expenses, lost time and temporary and permanent disability benefits. The Company has an insurance policy that requires a $250,000 deductible per occurrence. The Company establishes liabilities for its unpaid deductible portion of claims incurred relating to workers’ compensation based on estimates. Such liabilities totaled approximately $691,000 and $485,000 at September 30, 2008 and December 31, 2007, respectively. These estimates may change in the near term as actual claim information becomes available.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Effective June 1, 2007, the Company sponsors a self-insured health plan and as of June 1, 2008, maintains individual stop loss coverage of $150,000 per person and aggregate stop loss coverage subject to an annual limit of $2,000,000. Claims processing and the overall administration of the plan are provided by a third party. An accrual for the related self-insured retention under the plan is based on the Company’s claims history. As of September 30, 2008 and December 31, 2007, self-insured risk accruals under the health plan were approximately $621,000 and $638,000, respectively. This estimate may change in the near term as additional actual claim information becomes available.

The Company has entered into employment contracts with certain key employees for periods up to three years. In the event of termination without good cause, as defined in the contracts, these employees may receive up to three times their annual compensation. The maximum that could be paid under the contracts is $714,000 at September 30, 2008.

The Company has firm purchase commitments for equipment of approximately $8,373,000 as of September 30, 2008.

The Company is, from time to time, involved in routine litigation or subject to disputes or claims related to business activities, including workers’ compensation claims and employment related disputes. In the opinion of management, none of the pending litigation, disputes or claims against the Company, if decided adversely, will have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

NOTE G —	RELATED PARTY TRANSACTIONS

Gulfport Energy Corporation

Historically, the Company has outsourced certain management and administrative services to Gulfport Energy Corporation (“Gulfport”) pursuant to a shared services agreement and reimbursed Gulfport for dedicated employee time and related general and administrative costs based on the proportionate amount of time Gulfport’s employees spent performing services for the Company. In the first nine months of 2008 and 2007, Diamondback paid Gulfport approximately $41,000 and $27,000, respectively, under this agreement. The Company’s operating member, Mike Liddell, is also the Chairman of the Board of Gulfport. The chairman and controlling member of Wexford also beneficially owned approximately 38% of the outstanding common stock of Gulfport as of September 30, 2008.

The Company provides certain completion and production services to Gulfport. For the nine months ended September 30, 2008 and 2007, the Company generated approximately $1,872,000 and $1,356,000 of revenue from Gulfport and at September 30, 2008 and December 31, 2007 had outstanding accounts receivable of approximately $786,000 and $666,000 from Gulfport.

Leases

The Company, under an operating lease, leases approximately 15,000 square feet in a recently constructed building from Caliber Investment Group LLC (“Caliber Investment”), an entity controlled by Wexford, for the Company’s corporate headquarters. The lease commenced on August 13, 2007 and has a term of 10 years. During the period of August 13, 2007 through July 31, 2012, the Company has agreed to pay Caliber Investment the base rent of $27,414 per month. During the period from August 1, 2012 through July 31, 2017, the Company has agreed to pay Caliber Investment the base rent of $29,798 per month. These base rent amounts are fixed during the term, subject to increases only if improvements we request are made. In addition, the Company is obligated to pay Caliber Investment the Company’s pro rata share of the estimated operating costs for the building during the term of the lease. For the nine months ended September 30, 2008 and 2007, rent expense was $246,727 and $41,000, respectively, under this lease.

The Company, under an operating lease, leases land in Oklahoma City, Oklahoma, from Caliber Development Company LLC (“Caliber Development”), an entity controlled by Wexford, for the Company’s Oklahoma-based

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

drilling technology services and applications operations. The property consists of approximately two acres with recently completed improvements constructed by the lessor on the property that consists of offices and repair facilities. The lease commenced on July 1, 2006 with a term of 20 years, monthly payments of $1,519, and an option for a five-year extension of the term. The rent is fixed during the term, subject to increases only upon completion of additional improvements. For those recently completed improvements, as of September 1, 2008, the new monthly rent payments increased to $11,356. For the nine months ended September 30, 2008 and 2007, rent expense was $52,816 and $24,000 for this lease.

In December 2006, the Company sold certain real estate and improvements located in Countyline, Marlow and Sweetwater, Oklahoma to Caliber Development for an aggregate of $3.0 million. The Company then leased these properties back from Caliber Development for our stimulation and pumping services and fluid logistics and well-site services in Oklahoma. The Countyline facility consists of approximately 5.54 acres with a truck yard, repair and maintenance facility and office space. The Marlow property consists of approximately 24 acres with a cementing bulk plant, truck wash bays and office facilities. Both the Countyline and Marlow facilities have been recorded as capital leases by the Company. The Sweetwater property consists of approximately 10 acres with truck yard, repair and maintenance facilities and an office building, all of which were under construction as of December 31, 2006. Under terms of the contract to sell the property, the Company remained obligated for all duties, obligations and liabilities under a construction contract, and because of such continuing involvement, the Company recorded the entire purchase price of the Sweetwater yard of $750,000 as a deposit until all construction obligations were complete. Construction was completed in May 2007 at which time the Company began using the facility. The lease for each property commenced in December 2006 and has a term of 20 years. The Company has an option to extend the leases for up to two additional five-year periods. The Company has no purchase options or rights of first refusal under these leases. The Company has agreed to pay Caliber Development $3,505, $12,101 and $6,259 per month in rent for the Countyline, Marlow and Sweetwater properties, respectively. The rent for each lease is fixed during the term, subject to increases only if improvements the Company requests are made. Effective June 2007, the Company’s payments to Caliber Development increased to $15,376 and $8,373 per month in rent for the Marlow and Sweetwater properties, respectively, as certain improvements requested by us were completed. Effective October, 2007, the Company’s monthly rental payments to Caliber Development increased to $5,041 for the Countyline property as certain improvements requested by us were completed. For the nine months ended September 30, 2008 and 2007, rent expense was $120,729 and $95,000 for the Countyline and Sweetwater lease and $164,217 and $122,000 for the Marlow lease, respectively. The sale price for each of the Countyline, Marlow and Sweetwater properties was based on the Company’s acquisition cost of the property and the cost of improvements constructed or to be constructed. As such, no gain or loss was recognized on the sale of the properties.

The Company leases property in Cresson and Tolar, Texas from Caliber Texas Properties, L.P., and property in Mills, Wyoming from Caliber Wyoming Properties, LLC. Both Caliber Texas Properties, L.P. and Caliber Wyoming Properties, LLC are considered variable interest entities and have been consolidated in these financial statements (See Note A-8). The lease for the Cresson, Texas location commenced on July 1, 2006 and has a term of 20 years with an option for a five-year extension of the term. The lease for the Mills, Wyoming location commenced on November 1, 2006 and has a term of 20 years with an option for a five-year extension of the term. The Company sold certain real estate and improvements located in Tolar, Texas to Caliber Texas Properties, L.P. and leased them back for a period of 20 years commencing in December 2006 with options for two five-year extensions of the term. The lease for the Cresson, Texas location requires monthly payments that increase as requested improvements are completed and are then fixed for the life of the lease once construction is complete. At December 31, 2006 the monthly payment for the Cresson, Texas location was $17,046. Effective April 1, 2007, the Company’s rent increased to $49,148 per month as all the requested improvements were completed. The lease for the Mills, Wyoming location requires monthly payments of $5,650 and the lease for the Tolar, Texas location requires monthly payments of $3,750. Effective June 1, 2007, the Company’s rent increased to $5,733 per month for the Tolar property as certain requested improvements were completed. For the nine months ended September 30, 2008

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

and 2007, rent was $443,833 and $346,000 for the Cresson, Texas lease, $51,832, and $42,000 for the Tolar, Texas lease and $50,850 and $51,000 for the Mills, Wyoming lease, respectively. Because these variable interest entities are consolidated, these leases are not recognized in the accompanying financial statements.

Although the Company believes the terms of leases with related parties are reasonable, it is possible that the Company could have negotiated more favorable terms for such transactions with unrelated third parties.

Bronco Drilling Company, Inc.

Mike Liddell, the Company’s operating member, is a former director and Chairman of the Board of Bronco. On September 25, 2007, Bronco purchased three workover rigs and related equipment from the Company for $3,000,000.

Windsor Energy Group, L.L.C.

The Company provides certain well-site services and drilling technology services and applications to Windsor Energy Group, L.L.C. (“Windsor”). Mike Liddell is the president and chief executive officer of Windsor. One of Wexford’s affiliates and Mike Liddell beneficially own 100% of equity of Windsor. During the nine months ended September 30, 2008 and September 30, 2007, revenues of approximately $11,853,000 and $264,000, respectively, were recognized for such services. The Company had related outstanding accounts receivable of approximately $4,316,000 and $0 as of September 30, 2008 and December 31, 2007, respectively.

The Company has outsourced some professional services to Windsor pursuant to a verbal agreement and reimbursed Windsor for dedicated employee time and related costs. For the nine months ended September 30, 2008 and 2007, Diamondback incurred expenses under this agreement of approximately $97,000 and $0, respectively.

Other

In the ordinary course of the Company’s business, it purchases equipment from Special Equipment, LLC (“Special”). Special is a wholly-owned subsidiary of Great White Energy Services (“Great White”). Mike Liddell is the Chairman of Great White. One of Wexford’s affiliates and Mike Liddell beneficially own 100% of equity of Great White. During the nine months ended September 30, 2008 and 2007 the Company’s aggregate purchases from Special were approximately $1,068,000 and $7,187,000, respectively. At September 30, 2008, the Company has outstanding accounts payable of approximately $195,000 to Special and accounts receivable of approximately $423,000 from Great White.

NOTE H —	SEGMENTS

Diamondback has four reportable segments consisting of drilling technology, fluid logistics and well-site services, well stimulation and pressure pumping, and completion and production. Diamondback has aggregated operating segments into its four reportable segments in accordance with the criteria defined in SFAS No. 131, “Disclosures About Segments of An Enterprise And Related Information.” Operations are assigned to reportable segments based upon the type of service, production process, and service method. Each reportable segment services the same or similar customer, which are small to large independent oil and natural gas producers. The following is a description of the segments:

Drilling Technology Services and Applications:  This segment includes rental of downhole motors, motors equipped with measurement-while-drilling (“MWD”) technology and shock subs, and offering wireline steering tool services, gyro survey services, underbalanced drilling services, electronic magnetic guidance tool rental and services and single shot guidance tool services, as well as providing advanced technical drilling expertise.

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Stimulation and Pumping Services:  This segment consists of pressure pumping and water transfer services. Specifically, pressure pumping services include hydraulic fracturing, cementing and acidizing services.

Fluid Logistics and Well-Site Services:  Services include storage, transportation and disposal of fluids used in the drilling and subsequent stimulation and production operations. Well-site services include building drilling locations, pits, and access roads.

Completion and Production:  Diamondback’s completion and production services include completion, roustabout services, rental, service and sale of downhole equipment and tools, and plugging and abandonment services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Diamondback evaluates the performance of its segments based on revenue and segment profit. Intersegment sales and transfers are not material. Corporate expenses include general corporate expenses associated with managing all reportable operating segments. The following table sets forth certain financial information of Diamondback’s reportable segments.

	Drilling	Stimulation	Fluid
	Technology	and	Logistics and	Completion
	Services and	Pumping	Well-Site	and
	Applications	Services	Services	Production	Corporate	Total

For the nine months ended September 30, 2008
Operating Revenues	$76,387,665	$129,371,672	$56,714,824	$16,033,185	$—	$278,507,346
Operating costs and expenses, exclusive of depreciation, amortization and accretion	(54,747,921)	(100,747,396)	(44,069,844)	(13,050,582)	(7,048,281)	(219,664,024)

Segment Profit	$21,639,744	$28,624,276	$12,644,980	$2,982,603	$(7,048,281)	$58,843,322

Depreciation, amortization and accretion	$7,760,079	$16,228,866	$9,278,630	$1,384,116	$350,741	$35,002,432
Capital Expenditures (excluding acquisitions)	$12,685,353	$15,786,416	$305,084	$2,256,316	$37,038	$31,070,207
Identifiable assets	$86,623,524	$182,457,773	$82,839,015	$20,979,128	$5,947,412	$378,846,852

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

	Drilling	Stimulation	Fluid
	Technology	and	Logistics and	Completion
	Services and	Pumping	Well-Site	and
	Applications	Services	Services	Production	Corporate	Total

For the nine months September 30, 2007
Operating revenues	$57,562,838	$86,294,443	$57,889,899	$13,384,922	$—	$215,132,102
Operating costs and expenses, exclusive of depreciation, amortization and accretion	(47,588,699)	(58,167,800)	(48,698,210)	(11,360,704)	(5,955,129)	(171,770,542)

Segment profit	$9,974,139	$28,126,643	$9,191,689	$2,024,218	$(5,955,129)	$43,361,560

Depreciation, amortization and accretion	$5,284,487	$12,259,158	$9,497,477	$1,147,945	$777,565	$28,966,632
Capital expenditures (excluding acquisitions)	$10,815,321	$55,077,261	$8,119,580	$3,095,160	$443,291	$77,550,613
Identifiable assets	$80,085,263	$166,019,100	$105,853,969	$19,608,587	$9,936,645	$381,503,564

The following tables reconcile total assets, and segment profits, reported above to the total assets, and operating income, as reported in the consolidated balance sheets and statements of operations.

	September 30,	September 30,
	2008	2007

Identifiable assets	$378,846,852	$381,503,564
Non-operating assets of variable interest entities	202,327	809,899

Total assets	$379,049,179	$382,313,463

	September 30,	September 30,
	2008	2007

Segment profit	$58,843,322	$43,361,560
Depreciation, amortization and accretion	(35,002,432)	(28,966,632)

Operating income	$23,840,890	$14,394,928

NOTE I —	INCOME TAXES

Reconciliation between the amounts determined by applying the federal statutory rate of 34% to income before income taxes with the provision for income taxes is as follows.

	For the Nine	For the Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2008	2007

Statutory federal income tax	$5,570,945	$2,513,683
State taxes	355,144	59,940
Other	(17,401)	—
Adjustment of prior year estimates	544,618	—
Income attributable to pass-through entities	(5,313,486)	(2,419,494)

	$1,139,820	$154,129

DIAMONDBACK ENERGY SERVICES AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

NOTE J —	SUBSEQUENT EVENTS

On November 18, 2008, the Company sold substantially all of the assets and operations of its Stimulation and Pumping Services, Fluid Logistics and Well-Site Services, and Completions and Production Services segments. Consideration given consisted of $70 million in cash, an $80 million note receivable, and 75,000 shares of convertible preferred stock, subject to certain closing adjustments. The note receivable bears interest at 7% and escalates by 1% each year until maturity in 2013. The convertible preferred stock consists of Series A 4% Convertible Preferred Stock (Preferred Shares) of Superior Well Services, Inc. (Superior) and ranks senior to all other equity securities of Superior. The Preferred Shares are entitled to a liquidation preference of $1,000 per share, each share is convertible into 40 shares of common stock, and the shares are entitled to cumulative cash dividends at an annual rate of $40 per share. The fair value of these financial instruments has not yet been determined. As of October 31, 2008, the carrying value of the net assets to be sold was approximately $156.4 million.

On November 18, 2008, Diamondback utilized the cash proceeds received from the sale of the assets and operations of its Stimulation and Pumping Services, Fluid Logistics and Well-Site Services, and Completion and Production Services segments to repay approximately $70 million of outstanding debt under the $145 million credit agreement with Wells Fargo (See Note C). The remaining balance under the agreement as of November 18, 2008 was approximately $29.0 million. Concurrent with the sale, the Company entered into a new $35 million facility with Wells Fargo and used $29 million in borrowings under this new facility to simultaneously retire the $145 million facility. The terms of the new facility are substantially the same as under the $ 145 million facility.